Exhibit 32.2

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q, as amended by the accompanying amendment No. 1 on Form 10-Q/A of Ligand Pharmaceuticals Incorporated (the “Company”) for the quarter ended March 31, 2012, I, John P. Sharp, Vice President, Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q, as amended by the accompanying amendment No. 1 on Form 10-Q/A for the quarter ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q, as amended by the accompanying amendment No. 1 on Form 10-Q/A for the quarter ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany such Quarterly Report on Form 10-Q, as amended by the accompanying amendment No. 1 on Form 10-Q/A for the quarter ended March 31, 2012, pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: November 14, 2012	/s/ John P. Sharp
John P. Sharp Vice President, Finance and Chief Financial Officer (Principal Financial Officer)